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                                                                  EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements of Cornerstone Propane Partners, L.P. (Nos. 333-60931, 333-46343, 333-40815,
333-34581 and 333-24717) of our report dated August 4, 1997, relating to the Financial Statements of EMPIRE ENERGY CORPORATION and our report dated October 9, 1996, relating to the Financial Statements of SYNERGY GROUP INCORPORATED appearing in the 1998 Cornerstone Propane Partners, L.P. Form 10-K.

BAIRD, KURTZ & DOBSON


October 8, 1998
Springfield, Missouri